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                                               EXHIBIT 8


                                                       November 20, 1995



Jefferson-Pilot Corporation,
   P.O. Box 21008,
      Greensboro, North Carolina 27420.

            Re:   Jefferson-Pilot Corporation ___% Automatic
                  Common Exchange Securities Due 2000
                  (the "Securities")

Ladies and Gentlemen:

            We have acted as your tax counsel in connection with the

Registration Statement on Form S-3 of Jefferson-Pilot Corporation filed with the Securities and Exchange Commission on October 18, 1995 (the

"Registration Statement") and hereby confirm to you our opinion as set forth under the heading "Risk Factors -- Tax Uncertainties" in the Prospectus

Supplement relating thereto (the "Prospectus Supplement") and confirm that the description of the United States federal income taxation of Securities set forth under the heading "Certain Federal Income Tax Considerations" in the

Prospectus Supplement is accurate in all material respects insofar as it relates to matters of law and legal conclusions, although as stated therein we are unable to

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opine that the likely characterization and treatment of the Securities are as described therein.

            We hereby consent to the filing with the Securities and

Exchange Commission of this letter as an exhibit to the Registration

Statement and to the reference to us in the Prospectus Supplement under the heading "Certain Federal Income Tax Considerations".  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Very truly yours,


                                                SULLIVAN & CROMWELL